Exhibit 10.10
                        NATIONAL PATENT DEVELOPMENT CORP.
                      NON-QUALIFIED STOCK OPTION AGREEMENT


AGREEMENT, dated March 1, 2007 (the "Grant Date"), between National Patent Development Corporation, a Delaware corporation (the "Company"), with an address at 777 Westchester Avenue, New York, NY 10604, and John C. Belknap (the "Grantee"), with an address c/o 777 Westchester Avenue, Fourth Floor, White Plains, NY 10604.

         WHEREAS, the Board has, on the Grant Date, pursuant to the National Patent Development Corporation 2003 Incentive Stock Plan, a copy of which is annexed hereto as Exhibit A (the "Plan"; capitalized terms used but not defined herein having the meanings ascribed thereto in the Plan), granted to the Grantee options to purchase shares of the common stock, par value $.01 per share, of the Company (the "Common Stock"), as hereinafter set forth, and authorized the execution and delivery of this Agreement;

         NOW, THEREFORE, the parties hereto agree as follows:

1. The Grantee is hereby granted options (the "Options") to purchase from the Company, subject to the terms and conditions set forth in this Agreement, all or any part of 400,000 shares of Common Stock (the "Option Shares") at an initial purchase price of $2.45 per share; provided, however that notwithstanding any other provision of this Agreement 181,240 of the Option Shares granted are contingent upon approval of the Company's shareholders of amendments to the Plan pursuant to Section 16 of this Agreement ("Contingent Option Shares"). Option Shares which are not Contingent Option Shares are referred to herein as the "Non-Contingent Option Shares." Once shareholder approval is obtained in accordance with Section 16, Contingent Option Shares shall immediately become Non-Contingent Option Shares.

2. The Options shall be exercisable as follows and subject to the continuous employment of the Grantee with the Company until the applicable vesting date:

                  unless sooner terminated as hereinafter provided, this Option shall become vested and exercisable with respect to up to one-third (rounded down to the nearest whole Option Share) of the Option Shares on December 1, 2007 (consisting of 72,920 Non-Contingent Option Shares and 60,413 Contingent Shares), one-third (rounded down to the nearest whole Option Share) of the Option Shares on December 1, 2008 (consisting of 72,920 Non-Contingent Option Shares and 60,413 Contingent Shares) and the balance of the Option Shares on December 1, 2009 (consisting of 72,920 Non-Contingent Option Shares and 60,414 Contingent Shares).

3. The Options shall automatically become vested and shall be immediately exercisable in full upon the occurrence of a Change in Control of the Company except that Contingent Option Shares shall not become vested or exercisable until shareholder approval is obtained as provided in Section 16. For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred if (i) a change in control of the Company of a nature that would be


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required to be reported in response to Item 5.01 of Current Report on Form 8-K pursuant to Section 13 or 15(d) of the Exchange Act, other than a change of control resulting in control by Grantee or a group including Grantee occurs,
(ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Grantee or a group including Grantee, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, or (iii) within any 12-month period beginning on or after the date that is three months after the date hereof, the persons who were directors of the Company immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board of the Company or the board of directors of any successor to the Company, provided that any director who was not a director of the Company immediately before the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of this Section 3, unless such election, recommendation or approval was the result of an actual or threatened election contest of the type contemplated by Regulation 14a-11 promulgated under the Exchange Act of or any successor provision. Notwithstanding the foregoing, no Change of Control shall be deemed to occur as a result of the beneficial ownership of securities of the Company by Bedford Oak Advisors, LLC, Bedford Oak Partners, L.P. or Harvey P. Eisen.

4. All Options shall terminate and thereafter no longer be exercisable (subject to Section 8) on February 28, 2017 (the "Expiration Date").

5. Option Shares purchased pursuant to this Agreement shall be paid for in full at the time of purchase. Payment may be made in cash, check, tendering by attestation shares of Common Stock, or a combination thereof, provided that such consideration shall be such that the Option Shares shall be fully paid and nonassessable. If payment is made in whole or part by tender of shares of Common Stock, such shares shall be valued at the Fair Market Value thereof. Upon receipt of written notice of exercise of Options in the form attached hereto as Exhibit B together with payment and delivery of any other required documentation, the Company shall, without stock transfer tax to the Grantee or any other person entitled to exercise such Options, deliver to the person exercising such Options a certificate or certificates for the Option Shares so purchased. It shall be a condition to the performance of the Company's obligation to issue or transfer Common Stock upon exercise of Options that the Grantee or other person exercising such Options pay, or make provision satisfactory to the Company for the payment of, any taxes (other than stock transfer taxes) which the Company is obligated to collect with respect to the issue or transfer of Common Stock upon exercise, including any Federal, state, or local withholding taxes.

6. No person shall have any rights as a stockholder with respect to any Option Shares until the date a stock certificate is issued to such person for such Option Shares. Except as otherwise expressly provided herein, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

7. Options are not transferable otherwise than by will or the laws of descent and distribution and are exercisable, during the lifetime of the Grantee, only


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by the Grantee or, in the event of Grantee's legal disability, by the Grantee's legal representative. The Grantee or his representative shall give the Company notice of any transfer, specifying the name and address of the transferee and the number and class of Options transferred.

8. (a) If, for any reason other than death or disability, Grantee's Termination of Service occurs prior to the Expiration Date, such Options may be exercised, but only to the extent of the number of Option Shares and with the exercise price with respect to which the Grantee could have exercised it on the date of such Termination of Service, by the Grantee at any time prior to the earlier of
(i) the Expiration Date and (ii) two months after the date of such Termination of Service.

                  (b) If Grantee becomes disabled (within the meaning of section 22(e)(3) of the Code) prior to the Expiration Date, and the Grantee's Termination of Service occurs as a consequence of such disability, the Options may be exercised, but only to the extent of the number of Option Shares and with the exercise price with respect to which the Grantee could have exercised it on the date of such Termination of Service, by the Grantee at any time prior to the earlier of (i) the Expiration Date and (ii) six months after the date of such Termination of Service. In the event of the Grantee's legal disability, the Options may be exercised by the Grantee's legal representative.

                  (c) If Grantee's Termination of Service occurs as a result of death prior to the Expiration Date, or if the Grantee dies following his or her Termination of Service but prior to the expiration of the period determined under Sections 8(a) and (b) above, the Options may be exercised, but only to the extent of the number of Option Shares and with the exercise price with respect to which the Grantee could have exercised them on the date of his or her death, by the Grantee's estate, personal representative, or beneficiary who acquired the right to exercise the Options by bequest or inheritance or by reason of the death of the Grantee. Such post-death exercise may occur at any time prior to the earlier of (i) the Expiration Date and (ii) one year after the date of the Grantee's death.

                  (d) If the issuance of any shares of Common Stock on the exercise of any Options pursuant to this Section 8 has not, at the time of such exercise, been registered under the Securities Act, the Grantee or other person exercising such Options shall execute and deliver such documents as the Company may reasonably require to ensure compliance with the Securities Act and other applicable securities laws, including acknowledgement that such shares are "restricted securities" as defined in the regulations under the Securities Act and are acquired for investment purposes only and not with a view to resale or distribution.

9. The number and kind of shares issuable on exercise of, and the exercise price of, the Options represented hereby shall be subject to adjustment as provided in the Plan.

10. The Company shall at all times reserve and keep available out of its authorized Common Stock the full number of shares of Common Stock issuable upon exercise of the Options.

11. (a) If at any time the Committee or the Board shall determine, in its discretion, that the listing, registration, or qualification of any of the


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Option Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of Option Shares, the Options may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee or the Board, as applicable. Any notice of exercise of Options which would be effective except for this Section 11 shall be deemed effective immediately upon satisfaction of all such conditions (even if such notice could not otherwise then have been given).

                  (b) The Company shall not be obligated to sell or issue any Option Shares in any manner in contravention of the Securities Act, the Exchange Act, or any state securities law. The Board may, at any time, require as a condition to the exercise of Options that the Option Shares be acquired for investment purposes only and that the certificate therefor contain a legend restricting transfer.

12. All notices hereunder shall be in writing, and (a) if to the Company, shall be delivered personally to the Secretary of the Company or mailed to its principal office, addressed to the attention of the Secretary, (b) if to the Grantee, shall be delivered personally or via courier or mailed via certified mail, postage prepaid, return receipt requested to the Grantee at the address first set forth above, or (c) if to any subsequent holder of Options or Option Shares, to the address specified for such holder in the notice provided for in
Section 7 or on the stock records of the Company. Such addresses may be changed at any time by notice from one party to the other.

13. All decisions or interpretations made by the Committee with regard to any question arising hereunder shall be binding and conclusive on the Company and the Grantee.

14. This Agreement shall bind and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent provided in Section 7, the executors, administrators, legatees, heirs, guardians, legal representatives, successors, and assigns of the Grantee.

15. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to rules governing the conflict of laws.

16. Notwithstanding any other provision of this Agreement, the Options with respect to Contingent Option Shares shall be void and of no force and effect unless the shareholders of the Company shall within twelve months after the Grant Date approve amendments to the Plan increasing the maximum number of shares of Common Stock available for issuance under the Plan to be at least 3,200,000, increase the per Participant limitation in Section 4.3 of the Plan to 2,500,000 shares of Company Stock and such other amendments as the Board deems necessary or appropriate. No Contingent Option Shares may be exercised until the foregoing shareholder approval is received.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            NATIONAL PATENT DEVELOPMENT
                                               CORPORATION


                                            By:___________________________
                                                Name:
                                                Title:


                                            ------------------------------
                                                [GRANTEE]



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                                    EXHIBIT A

                     NATIONAL PATENT DEVELOPMENT CORPORATION
                            2003 INCENTIVE STOCK PLAN


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                                    EXHIBIT B

                                 EXERCISE NOTICE

         The undersigned, pursuant to the foregoing Option Agreement (terms used herein have the meanings as defined in the Option Agreement), hereby elects to exercise Options for ____________ shares of Common Stock (the "Shares") at an exercise price of $____ per share, and herewith (or as otherwise provided in the Option Agreement) makes payment in full therefor pursuant to such Option Agreement.

         1. If the sale of the Shares and the resale thereof has not, prior to the date hereof, been registered pursuant to a registration statement filed and declared effective under the Securities Act of 1933, as amended (the "Act"), the undersigned hereby agrees, represents, and warrants that:

                  (a) I am acquiring the Shares for my own account (and not for the account of others) for investment and not with a view to the distribution or resale thereof;

                  (b) By virtue of my position, I have access to the same kind of information which would be available in a registration statement filed under the Act;

                  (c) I am a sophisticated investor;

                  (d) I understand that I may not sell or otherwise dispose of such shares in the absence of either a registration statement under the Act or an exemption from the registration provisions of the Act; and

                  (e) The certificates representing such shares may contain a legend to the effect of (d) above.

         2. If the sale of the Shares and the resale thereof has been registered under the Act, the undersigned hereby represents and warrants that I have received the applicable prospectus and all subsequent reports incorporated therein by reference.

                                             Very truly yours,


                                             (type name under signature line)

Dated:
       -----------------------------





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